As filed with the Securities and Exchange Commission on November 12, 2009

Registration No. 333-46260

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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ULTICOM, INC.

(Exact name of registrant as specified in its charter)

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New Jersey	22-2050748
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

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1020 Briggs Road

Mount Laurel, New Jersey 08054

(856) 787-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1998 STOCK INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

Shawn Osborne

President and Chief Executive Officer

Ulticom, Inc.

1020 Briggs Road

Mount Laurel, New Jersey 08054

(856) 787-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Marita Makinen, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

EXPLANATORY NOTE

On October 30, 2009, Ulticom, Inc. (the “Company”) filed Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-8, Registration No. 333-46260 (the “Registration Statement”) with the Securities and Exchange Commission. This Post-Effective Amendment No. 2 to the Registration Statement is being filed solely for the purpose of correctly reflecting the title of the plan. This Post-Effective Amendment No. 2 to the Registration Statement does not update, amend, or modify any other information, statement, or disclosure contained in Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Laurel, State of New Jersey, on November 11, 2009.

Ulticom, Inc.

By:	/s/ Shawn K. Osborne

Shawn K. Osborne

President and Chief Executive Officer

Agent for Service